Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of January 9, 2013 (the “Agreement”) is entered into among Joy Global Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent have entered into that certain Credit Agreement dated as of June 16, 2011 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders consent to the transaction described below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Credit Agreement is hereby amended as follows:

(a)The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(b)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) non-cash stock-based compensation expenses for such period and (v) other non-cash charges incurred during such period to the extent that such charges do not represent a cash item in such period or any future period, minus (b) cash distributions related to stock-based compensation for which a non-cash expense was added back to Consolidated Net Income during an earlier period, all as determined in accordance with GAAP.

(c)    The definition of “Disposition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by the Borrower or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business; (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to the Borrower or any Subsidiary; (d) any Involuntary Disposition; and (e) the sale, transfer or other disposition of receivables in the ordinary course of business in exchange for cash (whether paid contemporaneously or subsequently thereto) on a non-recourse basis.

(d)    The definition of “Threshold Amount” in Section 1.01 of the Credit Agreement is hereby amended to replace the reference to “$50,000,000” with a reference to “$100,000,000”.

(e)    The definitions of “Cash Equivalents” and “Investment” in Section 1.01 of the Credit Agreement are hereby deleted.

(f)    Section 2.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)    The Borrower may at any time upon notice to the Administrative Agent elect to remove any Foreign Subsidiary as a Guarantor hereunder. Such Foreign Subsidiary shall be released as a Guarantor in a writing, in form and substance satisfactory to the Administrative Agent, executed by the Administrative Agent, the Borrower and such Foreign Subsidiary.

(g)    Section 7.02 of the Credit Agreement is hereby amended to replace the paragraph immediately following clause (g) with the following paragraph:

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) and documents required to be delivered pursuant to Section 7.02(a) or (b) (so long as, in the case of the certificate required by Section 7.02(a), such document is executed by Responsible Officer) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent) or (iii) with respect to the documents required to be delivered pursuant to Section 7.02(a) and (b), on which the Borrower sends such documents by electronic mail to the Administrative Agent’s email address set forth on Schedule 11.02; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower or the request of any Lender to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(h)    Section 8.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

8.02    [Intentionally Omitted].

(i)    Section 8.04 of the Credit Agreement is hereby amended to replace the references to “Foreign Subsidiary” with references to “Subsidiary that is not a Guarantor”.

(j)    Section 8.05 of the Credit Agreement is hereby amended to replace the reference to “twenty percent (20%)” with a reference to “twenty-five (25%)”.

(k)    Section 8.07 of the Credit Agreement is hereby amended to delete the parenthetical at the end of such Section.

(l)    Clause (c) of Section 8.08 of the Credit Agreement is hereby amended to read as follows:

(c) intercompany transactions not prohibited by Section 8.03, Section 8.04, Section 8.05 or Section 8.06,

(m)    Section 8.11(b) is hereby amended in its entirety to read as follows:

(b)     Without providing at least ten (10) Business Days’ notice to the Administrative Agent, change its fiscal year; provided that following the acquisition of any Subsidiary, the fiscal year of such acquired Subsidiary may be changed to conform to the fiscal year of the Borrower.

(n)    The proviso in Section 9.01(f)(i)(B) is hereby amended in its entirety to read as follows:

; provided that this clause (i)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is repaid in accordance with its terms or (y) Indebtedness that is incurred for a specified purpose and the failure of such specified purpose to occur results in the mandatory prepayment or redemption of such Indebtedness, so long as such Indebtedness is repaid in accordance with its terms;

2.    Condition Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

3.    Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)    The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	JOY GLOBAL INC.,
a Delaware corporation

By:    /s/ James M. Sullivan
Name: James M. Sullivan
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:	JOY TECHNOLOGIES INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

P&H MINING EQUIPMENT INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

N.E.S. INVESTMENT CO.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

CONTINENTAL CRUSHING & CONVEYING INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

LETOURNEAU TECHNOLOGIES, INC.,
a Texas corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

LETOURNEAU TECHNOLOGIES AMERICA, INC.,
a Texas corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

LETOURNEAU TECHNOLOGIES BRAZIL, INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

LETOURNEAU TECHNOLOGIES INTERNATIONAL, INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

LETOURNEAU TECHNOLOGIES SOUTH AMERICA, INC.,
a Delaware corporation

By:    /s/ Michael S. Olsen
Name: Michael S. Olsen
Title:    Vice President

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Maurice Washington
Name: Maurice Washington
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Marc Sanchez
Name: Marc Sanchez
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Suzanne Ergastolo
Name: Suzanne Ergastolo
Title: Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:    /s/ Matthew Simon
Name: Matthew Simon
Title: Vice President

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:    /s/ David Lim
Name: David Lim
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:    /s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Michael Leong
Name: Michael Leong
Title: Senior Vice President

RBS CITIZENS, N.A.,
as a Lender

By:    /s/ Lisa Garling
Name: Lisa Garling
Title: Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:    /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory